Ver: #4:12-30-08
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated and is effective as of December 30, 2008, by and among Cal Alta
Auto Glass, Inc., a Nevada corporation with principal offices at
#8, 3927 Edmonton Trail, N.E., Calgary, Alberta T2E 6T1 (the "Buyer") and each of the stockholders who own and hold certain shares of the capital stock of Energy One Resource Services,
Inc., a corporation domiciled in the province of Alberta, Canada with principal offices at 1000, 888 - 3rd Street, S.W., Calgary, Alberta T2P 5LR and whose names and signatures and number of shares owned are listed on the signature page of this Agreement
(all collectively, as the "Sellers") and Energy One Resource Services, Inc., a corporation domiciled in the province of
Alberta, Canada with principal offices at 1000, 888 - 3rd Street, S.W., Calgary, Alberta T2P 5LR (the "Acquired Company" or "Company"). As used herein, the term "Parties" shall be used to identify each of the Sellers, the Buyer, and the Company jointly.
      WHEREAS:
      A.	The Parties acknowledge and agree that the purpose of
this Agreement is to set forth the terms and conditions upon which the Buyer will acquire all of the outstanding capital stock of the Acquired Company so that, upon closing of the transactions contemplated herein, the Acquired Company shall become a wholly-owned subsidiary of the Buyer and all of the Acquired Company's stockholders shall become stockholders of the Buyer.

      B.	Each of the Sellers warrants and represents that they
seek to acquire certain shares of the Buyer's Common Stock (par value $0.001) in exchange for certain shares of the Class "A"
Common Stock of the Acquired Company owned and held by them in such amount as is listed on the signature page of this Agreement.

      C.	Each of the Sellers warrants and represents that they
are experienced and sophisticated in business, financial, investment, and tax matters that allows them sufficient skill and knowledge to enter into this Agreement, undertake the transactions contemplated and described in this Agreement, and evaluate the risks and merits of acquiring the Buyer's Common
Stock.

      D.	Each of the Sellers warrants and represents that they
own and will own at closing, all right, title, and interest to the shares of the capital stock of the Acquired Company registered in their name free of any accrued or contingent claims, interests, or equitable charges that may be asserted by any third party, including, but not limited to any claims that may be asserted under applicable marital property or community property laws and with a full and unrestricted right to convey full and unrestricted title to all said shares of the capital stock of the Acquired Company to the Buyer as further set forth in this Agreement.

      E.	Each of the Sellers warrants and represents that they
received, prior to this Agreement, such disclosures regarding the Buyer, its corporate and financial affairs, stockholder information, and such other disclosures that has allowed each of them to make an informed investment decision and further that each has had a sufficient opportunity to ask questions of the Buyer's management and to receive answers from the Buyer's management regarding all such matters.

      F.	The Acquired Company warrants and represents that this
Agreement and the transactions contemplated hereby have been duly approved by the Acquired Company's Board of Directors.

      G.	Upon the closing of this Agreement, the Parties
understand that it is the plan of the Buyer to sell and divest all of the business and assets conducted by the Buyer prior to the acquisition of the Seller as described as the "Divestiture" in Section 1.1 of this Agreement.









      NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

ARTICLE I
DEFINITIONS
      SECTION 1.1. Definitions. The following terms shall have the following meanings for the purposes of this Agreement.
      "Accountants" means the accountants employed by the Acquired Company to prepare the Acquired Company's financial statements.
      "Acquired Company" or "Company" means Energy One Resource Services, Inc., a corporation domiciled in the province of Alberta, Canada with principal offices at 1000, 888 - 3rd Street, S.W., Calgary, Alberta T2P 5LR.
      "Acquired Company's Capital Stock" shall mean the total amount of authorized shares of the Acquired Company's capital stock (of every class and series) which shall include all classes of said capital stock as authorized or for which the Acquired Company has the authority to issue at the Closing.
       "Affiliate" means, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.
       "Agreement" means this Securities Purchase Agreement, including all exhibits hereto, as it may be amended from time to time.
      "Authority" means any governmental regulatory or administrative body, governmental agency, governmental subdivision or authority, any court or judicial authority, any public, private or industry governmental regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any regulation.
       "Business" means with respect to the Acquired Company it current business operations.
      "Buyer" has the meaning set forth in the preface above. "Buyer's Common Stock" shall mean shares of the Buyer's
Common Stock (par value $0.001).

      "Buyer's Stock Transfer Agent" shall mean Holliday Stock Transfer with principal offices at 2939 North 67th Place, Scottsdale, Arizona 85251.
      "Calculated Amount" shall mean the pro rata number of the Buyer's Common Stock owned by each Seller, which pro rata number shall be determined by multiplying the fraction with each Seller's Common Stock as the numerator and the total number of Sellers' Common Stock as the denominator outstanding as of the Closing times the Purchase Price.
       "Closing" has the meaning set forth in Section 2.5 below. "Closing Date" has the meaning set forth in Section 2.5 below.
      "Closing Financial Statements" has the meaning set forth in
Section 6.6 below.
      "Code" means the Internal Revenue Code of 1986, as amended. "Competitive Business" has the meaning set forth in Section
5.14(a) below.
      "Confidential Information" means any information concerning the Business and affairs of each of the Acquired Company that is not already generally available to the public.
      "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.
      "Directors" shall mean all of the members of the Board of Directors of the Acquired Company.
      "Divestiture" shall mean the planned sale and divestiture of all of the asset's and business of the Buyer to the Buyer's two existing officers and directors immediately following the close of this Transaction. Under the terms of the Divestiture, the Buyer intends to sell and transfer all of its existing assets and business to its two existing officers and directors in exchange for the return to the Buyer, of certain shares of the Buyer's common stock previously issued and owned by an the Buyer's President and Chairman, Frank Aiello.
      "Environmental Laws" mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect, including (but not limited to) Canadian Environmental Protection Act, R.S.C. 1985, c. 16 (4th Supp.), as amended from time to time
       "Financial Statements" means the financial statements delivered to the Buyer for the fiscal year ending immediately prior to the date of this Agreement and the financial statements delivered to the Buyer for the financial period immediately preceding the date of this Agreement each of which is attached to Exhibit A hereto.
      "GAAP" means Canadian generally accepted accounting principles as in effect from time to time as consistently applied by the Acquired Company.
      "Hazardous Substance" means any material or substance which
(i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Laws) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Laws.
      "Indemnified Party" has the meaning set forth in Article
VIII.
      "Indemnifying Party" has the meaning set forth in Article
VIII below.
       "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).
      "Irrevocable Instructions" shall mean the irrevocable instructions approved by the Buyer and the Acquired Company and to be given, at Closing to the Buyer's Stock Transfer Agent instructing the Buyer's Stock Transfer Agent to issue one (1) share of the Buyer's Common Stock to each Seller for each share of the Seller's Common Stock received and delivered by each Seller at Closing.
      "Knowledge" means what is known or should have been known after reasonable investigation.
      "Latest Balance Sheet" means the unaudited balance sheet of the Acquired Company delivered to the Buyer for the financial period immediately preceding the date of this Agreement as attached to Exhibit A hereto.
      "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Authority.
       "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.
      "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.
       "Material Adverse Effect" shall mean any adverse circumstances, developments or matters whose effect on the Business or any of the Acquired Company, properties, assets, results, operations, condition (financial and other) and prospects, either alone or in the aggregate, is or would reasonably expected to exceed $100,000.00..

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
      "Owned Property" has the meaning set forth in Article III
below.
      "PBGC" means the Pension Benefit Guaranty Corporation.
      "Permits" has the meaning set forth in Article III below. "Permitted Encumbrances" means those charges as set forth in Exhibit "G"
       "Person" means an individual, a partnership, a
corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision
thereof).
       "Purchase Price" means fourteen million eight hundred thirty-nine thousand (14,839,000) shares of the Buyer's Common
Stock.
      "Schedules" means the disclosure schedules accompanying
this Agreement.
      "Securities Act" means the Securities Act of 1933, as
amended.
      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.
      "Sellers" has the meaning set forth in the preface above.
       "Seller's Common Stock" means all of the Class "A" Common
Stock of the Acquired Company.
      "Subsidiary" means any corporation, partnership or limited liability company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.
      "Tax" means any federal,  provincial, local, or foreign
income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, , customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
      "Tax Return" means any return, declaration, report, claim
for refund, or information return or statement relating to
Taxes, including any schedule or attachment thereto, and
including any amendment thereof.
       "Transaction" means the acquisition by the Buyer of all of the Acquired Company's Capital Stock under the terms of this
Agreement.
ARTICLE II
PURCHASE AND SALE OF SHARES
      SECTION 2.1.	Basic Transaction.  On and subject to the terms
and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to
sell, or cause to be sold, to the Buyer, all of the Seller's
Common Stock owned and held by them in consideration of the
Buyer's issuance of the Calculated Amount to each Seller which, in the aggregate, represents the Purchase Price specified
herein.
       SECTION 2.2.	Payment of Purchase Price.  On the Closing
Date, in consideration for the delivery of good and marketable title of the Seller's Stock owned by each of the Sellers, the
Buyer shall pay to each of the Sellers and in payment of the
Purchase Price, the Calculated Amount. The aggregate number of the Buyer's Common Stock to be issued shall not exceed the
Purchase Price and the Parties agree that the Buyer shall
reasonably rely upon the information provided by the Company and each Seller in determining the number of shares of the Buyer's
Common Stock to be issued to each Seller. All of the shares of the Buyer's Common Stock issued pursuant to this Agreement shall bear a restricted securities legend.  Each of the Sellers
acknowledges and agrees that he, she, or it is acquiring the
Buyer's Common Stock for investment purposes only and each
further agrees that each stock certificate so issued shall carry such customary language restricting the sale or transfer of the
Buyer's Common Stock to reasonably ensure that the Buyer can claim an exemption under Section 4(2) of the Securities Act of
1933 and each Seller further agrees to execute and deliver any additional documents or agreements as reasonably requested by the Buyer and to assist the Buyer with claiming said exemption.
      SECTION 2.3.  The Closing.  The closing of this Transaction
(the "Closing") shall take place at the offices of the Buyer,
#8, 3927 Edmonton Trail, N.E., Calgary, Alberta  T2E 6T1,
commencing at 11:00 a.m. local time on December 30, 2008 (the
"Closing Date").  It is the intent of the parties that the Buyer shall assume control of the Acquired Company immediately after the Closing.
      SECTION 2.6.	Closing Deliveries by each Seller.  To effect
the transfer referred to in Section 2.1 hereof and the delivery of the Purchase Price, each Seller shall deliver the following at the Closing:
      (a)	certificates evidencing the Seller's Stock, free
and clear of any and all Liens, duly endorsed in blank by
the Seller whose name is registered as the registered
holder of the stock certificate representing the Seller's
Common Stock thereon for transfer or accompanied by stock
powers duly executed in blank;
      (b)	all consents, approvals, releases and waivers from
any governmental Authorities and other third parties
required or necessary to consummate this Transaction
satisfactory in form and substance to the Buyer and its
counsel;
All instruments and documents executed and delivered to the
Buyer pursuant hereto shall be in form and substance and shall be executed in a manner satisfactory to the Buyer and its
counsel.
      SECTION 2.7.	Closing Deliveries by the Buyer.  To effect the
transfer referred to in Section 2.1 hereof and the delivery of the Purchase Price, the Buyer shall deliver the following at the
Closing:
      (a)	irrevocable instructions to the Buyer's Stock
Transfer Agent instructing the Buyer's Stock Transfer Agent to issue the Calculated Amount of the Buyer's Common Stock to each Seller for the Seller's Common Stock received and delivered by each Seller at Closing in accordance with
Section 2.6 of this Agreement (the "Irrevocable
Instructions"). The aggregate total number of shares of the Buyer's Common Stock set forth in the Irrevocable
Instructions shall not exceed the Purchase Price and in the event that the Buyer reasonably believes that one or more shares of the Seller's Common Stock are not received and delivered at Closing in accordance with Section 2.6 of this Agreement, the Parties agree that the Purchase Price shall be reduced by the Calculated Amount for said shares.
All instruments and documents executed and delivered by each of the Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Buyer and its counsel.
ARTICLE III-A
REPRESENTATIONS OF EACH OF THE SELLERS

      Each of the Sellers hereby represents and warrants to the Buyer that the statements contained in this Article III-A are correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III-A), except as set forth in the Schedules hereto.
      SECTION 3.1A.	Authorization of Transaction.  Each of the
Sellers has full power and authority to execute and deliver this Agreement and to perform his, her, or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions.  Each of the Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate this Transaction.
      SECTION 3.2.A.	Brokers' Fees.  Each of the Sellers has no
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Buyer could become liable or obligated.
      SECTION 3.3A.	Seller's Common Stock.  Each of the Sellers
holds of record and owns beneficially all of the Seller's Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and applicable securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands.
Each of the Sellers is not a party to any option, warrant, purchase right, or other Contract or commitment that could require said Seller to sell, transfer, or otherwise dispose of any of the Seller's Common Stock (other than this Agreement).
Each of the Sellers is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Seller's Common Stock.

      SECTION 3.4A. Understanding RE: Tax Matters. Prior to entering into this Agreement, each of the Sellers warrant and represent that they have consulted with and relied upon a tax advisor of their own choosing and in so doing that they are aware and understand the following special tax risks and considerations related to the acquisition of the Buyer's Common Stock as contemplated by this Agreement:

SECTION 3.4A.1. Share Exchange & Tax Issues for Canadians Holding the Seller's Common Stock. The Canadian Income Tax Act does not provide for any income tax deferral on a transfer by way of share for share exchange where the taxpayer is receiving securities from a non-resident corporation. Therefore each Canadian resident taxpayer must report the disposition of their shares in Energy One Resource Services, Inc. in the taxation year that they disposed of their shares in Energy One Resource Services, Inc. The proposed closing date is December 30, 2008 and therefore the Energy One Resources Services, Inc. shareholders that effect the share exchange must report the disposition of their Energy One Resource Services, Inc. shares in the fiscal year that includes December 30, 2008.


SECTION 3.4A.2. Dividends. Upon the issuance of the shares of Buyer's Common Stock to each Seller, each Seller may have rights to receive stock dividends if and when any such dividends are
every declared and paid by the Buyer to its stockholders   If
any dividends are declared by the Buyer, such dividends will be paid out from the jurisdiction of the Buyer. This means that each Canadian resident shareholder will be subject to United States withholding tax on the dividend as well as the dividend will be required to be reported (and tax to be paid) on the Canadian Income Tax return in the fiscal year that it is declared to be paid. The Canada-US Income Tax Convention does provide relief from the double taxation by providing a credit for the withholding tax paid by the Canadian taxpayer.

SECTION 3.4A.3.  US Income and Estate Tax Issues Additionally,
since the Buyer is a corporation domiciled in the United States, each Seller may be exposed to liability for United States income and estate taxes. We recommend that you obtain independent legal and tax advice on this matter.
NO OPINION OF COUNSEL OR RULING FROM ANY GOVERNMENTAL
AUTHORITY WILL BE REQUESTED WITH RESPECT TO ANY TAX
MATTER CONCERNING THIS TRANSACTION. HOLDERS OF THE
SELLER'S COMMON STOCK ARE URGED TO CONSULT THEIR OWN
TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS CONCERNING
THEIR OWN TAX SITUATION AND POTENTIAL CHANGES IN THE
APPLICABLE LAW.
      SECTION  3.5A. Receipt of Disclosures RE: The Buyer.  Each
of the Sellers expressly warrants and represents that they have fully reviewed the risks and merits of acquiring the Buyer's
Common Stock pursuant to this Transaction. In particular, each of the Sellers has fully reviewed and evaluated the following documents as filed by the Seller with the United States
Securities and Exchange Commission (the "SEC") (as found at the
SEC's website:
http://idea.sec.gov/cgi-bin/browse
idea?company=Cal+Alta+Auto+Glass&match=&CIK=&filenum=&State=&Country=&SIC=
&owner=exclude&Find=Find+Companies&action=getcompany
which includes the following:
(1)	A copy of the Buyer's Form 10-KSB, as filed with the SEC,
for the year ending December 31, 2006;
(1)(2)	A copy of the Buyer's Form 10-KSB, as filed with the
SEC, for the year ending December 31, 2007;
(1)(3)	A copy of the Buyer's Form 10-QSB for the First
Quarter 2006, Second Quarter 2006, and Third Quarter 2006
and the  Buyer's Form 10-QSB for the First Quarter 2007,
Second Quarter 2007, and Third Quarter 2007, each as
filed with the SEC;
(4)	A copy of the following Form 8-Ks, related to this
contemplated Transaction and each as filed with the SEC on the following dates: May 30, 2007, October 19, 2007,
March 10, 2008, and August 28, 2008.

     SECTION 3.6A.  Matter of General Risks Associated with the
Purchase of the Buyer's Common Stock.   The acquisition of the
Buyer's Common Stock involves a HIGH DEGREE OF RISK and is
suitable only for persons of substantial means who have the financial capability to make the required investment and hold the Buyer's Common Stock for a long period of time and incur the loss of their entire investment. A Seller will not likely be able to resell the Buyer's Common Stock readily.  Each Seller must, therefore, have adequate means of providing for their
current needs and personal contingencies. After the Closing of this Transaction, the Buyer plans to divest itself of its
existing business and sell all of its existing assets. As a
result, it may be impossible to evaluate the merits of acquiring the Buyer's Common Stock and make any historical comparisons of the likely market value of the Buyer's Common Stock after the planned divestiture. The Buyer's current and post-divestiture business organization and debt obligations on its balance sheet all involve elements of substantial risk.  In many instances, these risks arise from factors over which the Buyer will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to these general risks, each of the Sellers should also consider the factors set forth in Section 3.7A. below.
     SECTION 3.7A.  Risks Associated with Buyer's Common Stock.
In addition to those risks set forth in the Buyer's 2007 Form 10-KSB filed with the SEC, the acquisition of the Buyer's Common Stock should only be acquired by those persons who can afford to lose their entire investment:
(1)	The Buyer's Common Stock trades only on a limited and
sporadic basis and no liquid trading market exists or is
likely to exist in the foreseeable future.  The Buyer's
Common Stock is deemed a "penny stock" within the meaning
of Rule 3a51-1 of the Securities Exchange Act of 1934.  As
a result, any holder of the Buyer's Common Stock will
likely face difficulties in selling or disposing of the
Buyer's Common Stock in the future.
(2)	The Buyer had a loss of $1,616,794 and negative cash flow
during the fiscal year ending December 31, 2007 and there
can be no assurance that the Buyer will achieve
profitability and positive cash flow at any time in the
near future or, if it does achieve profitability and
positive cash flow, that it can be sustained. Further, the
Buyer has not paid any dividends and there is presently no
plans to pay any dividends.
(3)	The Buyer plans to sell all of its existing business and
assets immediately after closing of this Transaction. While
the Buyer believes that the Divestiture, will better allow
the Buyer to focus on the business of the Acquired Company,
there can be no assurance that the sale or divestiture of
its existing business will not result in additional and
significant losses to the Buyer with the result that the
Buyer's financial condition will deteriorate further after
the close of this Transaction and the Divestiture.
(3)(4)	In the event that all of the stockholders of the
Acquired Company (described herein as the "Sellers"), sell
their Seller's Common Stock to the Buyer in this
Transaction, control over the Buyer will still remain with
its officers and directors.  As a result, each Seller will
have little or no ability to influence or control the Buyer
and thereby have little or no control over their
investment.
(3)(5)	The Buyer had, as of September 30, 2008, $130,553 in
Total Equity on its Balance Sheet. On the same date, the
Buyer had Total Current Assets of only $167,915 and Total
Current Liabilities of $397,740. While the Buyer's
management believes that its financial policies are prudent
and appropriate to the Buyer's plans and circumstances, the
Buyer's minimal equity when combined with its high level of
Total Current Liabilities relative to its Total Current
Assets, further confirms that the Buyer will need to raise additional capital in the future. While the Buyer has expressed an interest in raising as much as $3,000,000
(U.S.D.) in the future, there can be no assurance that the
Buyer will, upon close of this Transaction and the
Divestiture, raise any additional capital or if it does
raise additional capital that it will be able to do so on
terms that reasonable in light of the Buyer's existing
circumstances.
(3)(6)	The Buyer has not received any commitment or
expression of interest from any underwriter, broker-dealer,
or other source of capital and there can be no assurance
that the Buyer will be able to raise any additional capital
at any time in the future.  However, in the event that the
Buyer is able to raise additional capital, each Seller
should be prepared to incur immediate and substantial
dilution on their current investment.
(3)(7)	The terms of this Transaction provides that each share
of the Seller's Common Stock is to be exchanged for one
share of the Buyer's Common Stock. The terms of this
exchange have been determined on an arbitrary basis and the
terms of this Transaction have not been examined or
evaluated in light of any fair market value or other
customary measurements.
(8)	As described in Section 3.4A of this Agreement, each Seller
will be exposed to certain tax-related risks associated
with the exchange of the Seller's Common Stock for the
Buyer's Common Stock.  Each Seller will need to consult and
seek the advice of their own tax advisor prior to entering
into this Agreement.
(9)	The Buyer's Common Stock is a HIGH RISK investment and the
acquisition of the Buyer's Common Stock, as contemplated by
the terms of this Agreement, should only be undertaken by
persons who can afford the total loss of their investment.
SECTION 3.8A.  Further Representations of Each Seller.  Each
Seller represents and warrants to the Buyer that:
(1)	They are an Accredited Investor (as that term is defined
in Rule 501 of Regulation D of the Securities Act of
1933).
(1)(2)	They are experienced and sophisticated in purchasing
the securities of small public companies whose securities
are traded on a limited and sporadic basis.
(1)(3)	They have had a full and unrestricted opportunity to
ask questions of the Buyer's officers and directors and
to receive answers to all said questions.
(1)(4)	They have had access to the Buyer's financial and
corporate books and records for the purpose of assessing
the Buyer and the merits and risks of acquiring the
Buyer's Common Stock.
(1)(5)	They have received such disclosures regarding the
Buyer and its corporate and financial affairs equivalent
to that found in a Registration Statement.
(1)(6)	The Transaction contemplated by this Agreement is not
the result of any advertising or general solicitation.
(1)(7)	The Buyer's Common Stock to be acquired by each Seller
hereby will be issued with a restricted securities legend
in accordance with the Securities Act of 1933 and the
Seller is acquiring the Buyer's Common Stock for
investment purposes only and not with a view toward
distribution.
(1)(8)	They have, at all times hereunder, relied upon their
own business, financial, investment, tax, and legal advisor in evaluating the terms of this Agreement and the proposal to acquire the Buyer's Common Stock.
ARTICLE III
REPRESENTATIONS OF THE ACQUIRED COMPANY

      The Acquired Company hereby represents and warrants to the
Buyer that the statements contained in this Article III are
correct and complete as of the date of this Agreement, and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Schedules hereto.
      SECTION 3.1.	Authorization of Transaction.  The Acquired
Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This
Agreement constitutes the valid and legally binding obligation of the Acquired Company, enforceable in accordance with its
terms and conditions. The Acquired Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate this Transaction.
      SECTION 3.2.	Brokers' Fees.  The Acquired Company has no
Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Buyer could become liable or obligated.
      SECTION 3.3.	Seller's Common Stock.  To the best Knowledge
of the Company, each of the Sellers holds of record and owns beneficially all of the Seller's Common Stock, free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands.  Each of the Sellers is not a party to any option,
warrant, purchase right, or other Contract or commitment that could require said Seller to sell, transfer, or otherwise
dispose of any of the Seller's Common Stock (other than this Agreement). Each of the Sellers is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Seller's Common Stock.
      SECTION 3.4.	Organization, Qualification and Corporate
Power.  The Acquired Company is a corporation duly organized, validly existing, and in good standing under the Laws of the province of Alberta, Canada.  The Acquired Company is duly
authorized to conduct business and is in good standing under the
Laws of each jurisdiction except where the failure to be so
qualified would not have a Material Adverse Effect on the
Company.  The Acquired Company has full corporate power and
authority and all licenses, Permits, and authorizations
necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it.  The copies of the articles of incorporation and bylaws of the Acquired Company
(as amended to date) which have been (or will be) delivered to the Buyer are correct and complete.  The minute books
(containing the records of meetings of the stockholders, the board of directors, and any committees of the board of
directors), the stock certificate books, and the stock record books of the Company are correct and complete.  The Acquired
Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.
      SECTION 3.5.	Capitalization.  The entire authorized capital
stock of the Acquired Company consists of an unlimited number shares of Class A Common Stock, of which fourteen million eight hundred thirty-nine thousand (14,839,000) shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of the Seller's Common Stock
(described above) have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by each
Seller. There are no outstanding or authorized options,
warrants, purchase rights, subscription rights, conversion
rights, exchange rights, or other Contracts or commitments that could require the Acquired Company to issue, sell, or otherwise cause to become outstanding any of the Acquired Company's
capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Acquired Company's Capital Stock.
There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Acquired Company. The assignments, endorsements, stock powers and other instruments of transfer delivered by each of the Sellers to the Buyer at the Closing will be sufficient to transfer each Seller's entire interest, legal and beneficial, in the Seller's Common Stock owned by each said Seller and, after such transfer, the Buyer shall own all of the Seller's Capital
Stock. Each of the Sellers has full power and authority
(including full corporate power and authority) to convey good and marketable title to all of the Seller's Common Stock owned by them, and upon transfer to the Buyer of the certificates representing such Shares, the Buyer will receive good and marketable title to said Seller's Common Stock, free and clear of all Liens.
      SECTION 3.6.	Noncontravention.  Neither the execution and
the delivery of this Agreement, nor the consummation of this Transaction will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Acquired Company is subject or any provision of the articles of incorporation or bylaws of the Acquired
Company, or (ii), conflict with, result in a breach of,
constitute a default under, result in the acceleration of,
create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease,
license, instrument, or other arrangement to which any of the
Acquired Companies is a party or by which it is bound or to
which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).  The Acquired Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate this Transaction.
      SECTION 3.7.	Title to Assets.  The Acquired Company has good
and marketable title to, or a valid leasehold interest in, the properties and assets used by it, , or shown on the Latest
Balance Sheet or acquired after the date thereof, free and clear of all Liens except Permitted Encumbrances, and except for
properties and assets disposed of in the Ordinary Course of
Business since the date of the Latest Balance Sheet.
      SECTION 3.8.	Subsidiaries.  The Acquired Company does not
have any direct or indirect Subsidiaries, either wholly or
partially owned, except 1102217 Alberta Ltd.
      SECTION 3.9.	Financial Statements. The Financial Statements
of the Acquired Company are set forth on Exhibit A.  The
Financial Statements have been and will be prepared in
accordance with GAAP consistently applied and present fairly the financial position, assets and Liabilities of the Acquired
Company as of the dates thereof and the revenues, expenses,
results of operations of the Acquired Companies for the periods covered thereby. The Financial Statements were prepared from the books and records of the Acquired Company and do not reflect any transactions which are not bona fide transactions.
      SECTION 3.10	Events Subsequent to Latest Balance Sheet.
Since the date of the Latest Balance Sheet, there has not been any change in the Business, financial condition, operations, results of operations, or future prospects of any of the
Acquired Company which would have a Material Adverse Effect of the Acquired Company. Without limiting the generality of the foregoing, since that date:
      (a)	the Acquired Company has not sold, leased,
transferred, or assigned any of its assets, tangible or
intangible, other than for a fair consideration in the
Ordinary Course of Business;
      (b)	the Acquired Companies has not entered into any
Contract, lease, or license (or series of related
Contracts, leases, and licenses) involving more than
$2,000.00 or outside the Ordinary Course of Business;
      (c)	no party (including the Acquired Company) has
accelerated, terminated, modified, or canceled any
agreement, Contract, lease or license (or series of related
Contracts, leases and licenses) to which the Acquired
Company is a party or by which it is bound outside the
Ordinary Course of Business;
      (d)	the Acquired Company has not imposed any Lien upon
any of its assets, tangible or intangible, outside the
Ordinary Course of Business;
      (e)	the Acquired Company has not made any capital
expenditure (or series of related capital expenditures) in
an amount in excess of $5,000.00 either individually or in
the aggregate outside the Ordinary Course of Business;
      (f)	the Acquired Company has not made any capital
investment in, any loan to, or any acquisition of the
securities or assets of, any other Person (or series of
related capital investments, loans, and acquisitions);
      (g)	the Acquired Company has not issued any note, bond,
or other debt security or created, incurred, assumed, or
guaranteed any indebtedness for borrowed money or
capitalized lease obligation involving more than $5,000.00
either individually or in the aggregate;
      (h)	the Acquired Company has not delayed or postponed
the payment of accounts payable and other Liabilities
outside the Ordinary Course of Business;
      (i)	the Acquired Company has not cancelled,
compromised, waived, or released any right or claim (or
series of related rights and claims) either involving more
than $2,000.00 or outside the Ordinary Course of Business;
      (j) the Acquired Company has not granted any license
or sublicense of any rights under or with respect to any
Intellectual Property;
      (k)	there has been no change made or authorized in the
articles of incorporation or bylaws of the Acquired
Company;
      (l)	the Acquired Company has not issued, sold, or
otherwise disposed any of its capital stock, or granted any
options, warrants, or other rights to purchase or obtain
(including upon conversion, exchange, or exercise) any of
its capital stock;
      (m) the Acquired Company has not declared, set aside,
or paid any dividend or made any distribution with respect
to its capital stock (whether in cash or in kind) or
redeemed, purchased, or otherwise acquired any capital
stock;
      (n)	the Acquired Company has not experienced any
damage, destruction, or loss (whether or not covered by
insurance) to its property;
      (o)	the Acquired Company has not made any loan to, or
entered into any other transaction with, any of its
Directors, officers, employees or Affiliates;
      (p)	the Acquired Company has not entered into any
employment Contract or collective bargaining agreement,
written or oral, or modified the terms of any existing such
Contract or agreement outside the Ordinary Course of
Business.
      (q)	the Acquired Company has not made or pledged to
make any charitable or other capital contribution outside
the Ordinary Course of Business;
      (r)	there has not been any other occurrence, event,
incident, action, failure to act, or transaction outside
the Ordinary Course of Business any of the Acquired
Company; and
      (s)	the Acquired Company has not committed to any of
the foregoing.
      SECTION 3.11.	Undisclosed Liabilities.  The Acquired
Company has no Liability (and to the Knowledge of the Seller and the Directors and officers of the Acquired Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i)
Liabilities set forth on the face of the Latest Balance Sheet
(rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, actions, suit, claim, proceeding or demand).

      SECTION 3.12.		Legal Compliance. The Acquired Company
has complied with all applicable Laws (including rules,
regulations, codes, plans, injunctions, judgments, orders,
decrees, rulings, and charges thereunder) of federal,
provincial, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing,
investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.  Certain liabilities of the Acquired Company's wholly owned subsidiary, 1102217 Alberta Ltd. (operating as
Remote Rentals), are referred to in Exhibit G.
      SECTION 3.13.  	Tax Matters. The Acquired Company has
duly and timely filed all Tax Returns that each has been
required to file for all periods through and including the
Closing Date and a copy of the Acquired Company's tax return for the fiscal year immediately preceding the date of this Agreement is shown on Exhibit B attached hereto. All such Tax Returns were correct and complete in all respects. All Taxes owed by the
Acquired Company (whether or not shown on any Tax Return) have been timely paid. Certain taxes payable by the Acquired
Company's wholly owned subsidiary, 1102217 Alberta Ltd.
(operating as Remote Rentals), are referred to in Exhibit G.
      SECTION 3.14.	Real Property.  Exhibit C lists and
describes briefly all real property that the Acquired Company owns (the "Owned Property") and except as stated in Exhibit C and with respect to each such parcel of Owned Property:
      (i)	the identified owner has good and marketable
title to the parcel of Owned Property, free and clear
of all Liens, easements, covenants, or other
restrictions, except for installments of special
assessments of real estate Taxes not yet delinquent
and recorded easements, covenants, and other
restrictions which do not impair the current use,
occupancy, or value, or the marketability of title, of
the property subject thereto;
      (ii)	there are no pending or, to the Knowledge of
the Seller and the Directors and officers (and
employees with responsibility for real estate matters)
of the Acquired Company, threatened condemnation
proceedings, lawsuits, or administrative actions
relating to the property or other matters affecting
adversely the current use, occupancy, or value
thereof;
      (iii)	the legal description for the parcel
contained in the deed thereof describes such parcel
fully and adequately, the buildings and improvements
are located within the boundary lines of the described
parcels of land, are not in violation of applicable
setback requirements, zoning Laws, and ordinances (and
none of the properties or buildings or improvements
thereon are subject to "permitted non-conforming use"
or "permitted non-conforming structure"
classifications), and do not encroach on any easement
which may burden the land, and the land does not serve
any adjoining property for any purpose inconsistent
with the use of the land, and the property is not
located within any flood plain or subject to any
similar type restriction for which any permits or
licenses necessary to the use thereof have not been
obtained;
      (iv)	all facilities have received all approvals
of governmental Authorities (including licenses and
permits) required in connection with the ownership or
operation thereof and have been operated and
maintained in accordance with applicable Laws, rules,
and regulations;
      (v)	there are no leases, subleases, licenses,
concessions, or other Contracts, written or oral,
granting to any party or parties the right of use or
occupancy of any portion of the parcel of Owned
Property;
      (vi)	there are no outstanding options or rights
of first refusal to purchase the parcel of Owned
Property, or any portion thereof or interest therein;
      (vii)	there are no parties (other than the
Acquired Company) in possession of the parcel of real
property;
       (viii)	 all facilities located on the parcel
of real property are supplied with utilities and other
services necessary for the operation of such
facilities, including gas, electricity, water,
telephone, sanitary sewer, and storm sewer, all of
which services are adequate in accordance with all
applicable Laws, ordinances, rules, and regulations
and are provided via public roads or via permanent,
irrevocable, appurtenant easements benefiting the
parcel of real property; and
      (ix)	each parcel of real property abuts on and
has direct vehicular access to a public road, or has
access to a public road via a permanent, irrevocable,
appurtenant easement benefiting the parcel of real
property, and access to the property is provided by
paved public right-of-way with adequate curb cuts
available.
      SECTION 3.15.	Intellectual Property.
      (a)	All of the Intellectual Property owned or held by
the Acquired Company is listed in Exhibit C.  Further, the
Acquired Company owns or has the right to use pursuant to
license, sublicense, Contract, or permission all
Intellectual Property necessary for the operation of their
respective Businesses as presently conducted and as
proposed to be conducted as set forth in the Projections.
Each item of Intellectual Property owned or used by the
Acquired Companies immediately prior to the Closing
hereunder will be owned or available for use by the
Acquired Company on identical terms and conditions
immediately subsequent to the Closing hereunder.  The
Acquired Company has taken all necessary action to maintain
and protect each item of Intellectual Property that it owns
or uses.
      (b)	the Acquired Company has not interfered with,
infringed upon, misappropriated, or otherwise come into
conflict with any Intellectual Property rights of third
parties, and the Acquired Company has never received any
charge, complaint, claim, demand, or notice alleging any
such interference, infringement, misappropriation, or
violation (including any claim that any of the Acquired
Company must license or refrain from using any Intellectual
Property rights of any third party).
      SECTION 3.16.	Tangible Assets.  The Acquired Company owns
or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their Businesses as presently conducted and as presently proposed to be conducted.
Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and free from defects (patent). The assets of the Acquired Company at the Closing will be sufficient to permit the Buyer to operate the Business as currently conducted.
      SECTION 3.17.	Inventory.  The inventory of the Acquired
Company consists of such inventory and in such amounts as
maintained by the Acquired Company consistent with past
practices.
      SECTION 3.18.	Notes and Accounts Receivable.  Subject to
normal allowance for bad debts, all notes and accounts
receivable of the Acquired Company are reflected properly on their respective books and records, are valid receivables
subject to no setoffs or counterclaims, are current and
collectible, and will be collected in accordance with their
terms at their recorded amounts.
       SECTION 3.19.	Powers of Attorney.  There are no
outstanding powers of attorney executed on behalf of the
Acquired Company.
	SECTION 3.20.	Insurance.  Exhibit D sets forth the
following information with respect to each insurance policy
(including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements)
to which the Acquired Company is a party, as named insured, or otherwise the beneficiary of coverage.
      SECTION 3.21.	Litigation.  Exhibit E sets forth each
instance in which the Acquired Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or is threatened to be made a party to any action, suit, proceeding, baring, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.
None of the actions, suits, proceedings, hearings, and investigations set forth in Exhibit E would reasonably be expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Acquired Company.

      SECTION 3.22.	Employees and Compensation Plans. Exhibit F
contains a true, complete and accurate list of the names and titles of the employees of the Acquired Company and a complete list of the equity and  common stock compensation plans
maintained by the Acquired Company and all outstanding
retirement or deferred compensation plans, incentive
compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement,
insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding or any employment agreement.
      SECTION 3.23.	Environmental Matters.   The Acquired
Company has complied and is in compliance with all Environmental
Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of it alleging any such failure to comply.
      SECTION 3.24.	Claims Against Officers and Directors.  The
Acquired Company has no knowledge of any threatened claim
against any Director, officer, employee or agent of the Acquired Company or any other Person which could give rise to any claim for indemnification against the Acquired Company.
      SECTION 3.25.	Accuracy of Statements.  Neither this
Agreement nor any Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by each of the Sellers to the Buyer or any of the Buyer's
Representatives or any Affiliate of the Buyer in connection with this Agreement or this Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE BUYER
      The Buyer represents and warrants to each of the Sellers
that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this
Agreement throughout this Article IV).
      SECTION 4.1.	Organization of the Buyer.  The Buyer is a
corporation duly organized, validly existing, and in good
standing under the laws of the State of Nevada and legally
authorized to do business in the states in which it conducts business.  The Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws.
      SECTION 4.2.	Authorization of Transaction.  The Buyer has
full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in
accordance with its terms and conditions.  The Buyer need not give any notice to, make any filing with, or obtain any
authorization, consent, or approval of any government or
governmental agency in order to consummate this Transaction.
      SECTION 4.3.	Noncontravention.  Neither the execution and
the delivery of this Agreement, nor the consummation of this Transaction, will (i) violate any constitution, Law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its
charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.
      SECTION 4.4.	Brokers' Fees.  The Buyer has no Liability or
obligation to pay any fees or commissions to any broker, finder, or agent with respect to this Transaction for which the Seller could become liable or obligated.
      SECTION 4.5.	Legal Compliance.  The Buyer and its Affiliates
have complied with all applicable Laws (including rules,
regulations, codes, plans, injunctions, judgments, orders,
decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or to the knowledge of the directors and officers of the Buyer commenced against any of them alleging any failure so to comply with
respect to this Transaction.
      SECTION 4.6.	Accuracy of Statements.  Neither this Agreement
nor any Schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Buyer to each of the Sellers or any representative or Affiliate of the Seller in connection with this Agreement or this Transaction contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.


ARTICLE V
COVENANTS
      SECTION 5.1.	General.  Each of the parties will use his or
its best efforts to take all action and to do all things
necessary in order to consummate and make effective this
Transaction (including satisfaction, but not waiver, of the
closing conditions set forth in Articles VI and VII below).
      SECTION 5.2.	Notices and Consents.  Each of the Sellers will
cause the Acquired Company to give any notices to third parties, and will cause the Acquired Company to obtain any third party consents, that the Buyer may reasonably request.
      SECTION 5.3.	Operation of Business.  From the date of this
Agreement until the Closing Date, each of the Sellers shall
cause the Acquired Company to be operated in the Ordinary Course of Business and to use commercially reasonable efforts to
preserve intact the present business organization and personnel of the Acquired Company, preserve the business relationships of the Acquired Company with other Persons material to the
operation of the Acquired Company, and not permit any action or omission which would cause any of the representations or warranties of the Acquired Company contained herein to become inaccurate or any of the covenants of the Acquired Company to be breached. Without limiting the generality of the foregoing, prior to the Closing and without the prior written consent of the Buyer, each of the Sellers shall cause each of the Acquired
Company to:
      (a)	not incur any obligation or enter into any Contract
outside the Ordinary Course of Business or which (i)
requires a payment by any party in excess of, or a series
of payments which in the aggregate exceed, $10,000.00 and
(ii) has a term of, or requires the performance of any
obligations by any of the Acquired Company over a period in
excess of six (6) months;
      (b)	not take any action, or enter into or authorize any
Contract or transaction involving more than $10,000.00 or
outside the Ordinary Course of Business, other than this
Transaction;
      (c)	not sell, transfer, convey, assign or otherwise
dispose of any of its assets or properties other than in
the Ordinary Course of Business;
      (d)	not waive, release or cancel any claims against
third parties or debts owing to it, or any other rights;
      (e)	not make any changes in its accounting systems,
policies, principles or practices;
      (f)	not enter into, authorize, or permit any
transaction with the Seller or any Affiliate thereof, or
enter into any Contract relating to compensation or
benefits with any Person, or, other than in the Ordinary
Course of Business, modify any compensation amounts or
levels of any officer or employee;
      (g)	except as required for this Transaction, not change
or amend its articles of incorporation or bylaws;
      (h)	not authorize for issuance, issue, sell, deliver or
agree or commit to issue, sell or deliver (whether through
the issuance or granting of options, warrants, convertible
or exchangeable securities, commitments, subscriptions,
rights to purchase or otherwise) any shares of capital
stock or any other securities of the Acquired Company, or
amend any of the terms of any such capital stock or other
securities, except as required for this Transaction;
      (i)	except as required for this Transaction, not split,
combine, or reclassify any shares of its capital stock,
declare, set aside or pay any dividend or other
distribution in property other than cash in respect of its
capital stock, or redeem or otherwise acquire any capital
stock or other securities of any of the Acquired Companies;
      (j)	not make any borrowings, incur any debt, or assume,
guarantee, endorse (except for the negotiation or
collection of negotiable instruments in the Ordinary Course
of Business and consistent with past practice) or otherwise
become liable (whether directly, contingently or otherwise)
for the obligations of any other Person, or make any
payment or repayment in respect of any indebtedness in
excess of $5,000.00 (other than trade payables and accrued
expenses in the Ordinary Course of Business and consistent
with past practice);
      (k)	not make any loans, advances or capital
contributions to, or investments in, any other Person or
the operating assets of any Person;
      (l)	not enter into, adopt, amend or terminate any
bonus, profit sharing, compensation, termination, stock
option, stock appreciation right, restricted stock,
performance unit, pension, retirement, deferred
compensation, employment, severance or other employee
benefit agreements, trusts, plans, funds or other
arrangements for the benefit or welfare of any Director,
manager, officer or employee, or increase in any manner the compensation or fringe benefits of any Director, manager, officer or employee or pay any benefit not required by any
existing plan and arrangement or enter into any Contract,
agreement, commitment or arrangement to do any of the
foregoing;
      (m)	not acquire, lease, encumber or otherwise impose a
Lien on any assets, whether tangible or intangible;
      (n)	not authorize or make any capital expenditures
which individually or in the aggregate are in excess of
$10,000.00;
      (o)	not make any Tax election or settle or compromise
any federal, state, local or foreign income Tax Liability,
or waive or extend the statute of limitations in respect of
any such Taxes;
      (p)	not pay any amount, perform any obligation or agree
to pay any amount or perform any obligation, in settlement
or compromise of any suits or claims of Liability against
the Acquired Company or any of its Directors, managers,
officers, employees or agents;
      (q)	not terminate, modify, amend or otherwise alter or
change any of the terms or provisions of any agreement, or
pay any amount not required by Law or by any Contract;
      (r)	other than overnight deposits or money market
instruments and investments existing on the date hereof,
not make any investments with cash or the proceeds of
existing investments;
      (s)	not declare set aside or pay any dividend or make
any distribution with respect to the Shares;
      (t)	not  grant, award or pay any bonuses to any
employee, independent contractor or other representative;
and
      (u)	make all contributions required under the terms of
any employee benefit Pension Plan and make all
contributions which have been accrued on the books of the
Acquired Comany.
      SECTION 5.4.	Full Access.  Each Seller and the Acquired
Company will permit and cause the Acquired Company to permit, representatives of the Buyer and prospective lenders, i.e., any person (including, but not limited to, accountants, appraisers, attorneys, engineers, etc.) hired by the Buyer or the Buyer's prospective lenders to assist in performing a due diligence investigation of the Acquired Company on the assets or Business of the Acquired Company relative to this Transaction
(collectively, "Buyer's Representatives") to have full access to all premises, properties, personnel, books, records (including
Tax records), Contracts, and documents of or pertaining to the
Acquired Company and shall make the officers and employees of the Acquired Company available to the Buyer's Representatives as the Buyer's Representatives shall from time to time reasonably request, in each case to the extent that such access and
disclosure would not obligate the Acquired Company to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which the Acquired Company is bound or any applicable Law or regulation.  The Seller will deliver to the Buyer or the Buyer's Representatives correct and complete copies of the articles of incorporation and bylaws of the Acquired Company, and will also deliver the minute books, stock certificate books and stock record books of the Acquired
Company.
      SECTION 5.5.	Exclusivity.  Each of the Sellers will not and
will not cause or permit any of the Acquired Company to (i)
solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any
capital stock or other voting securities, or any substantial portion of the assets, of any of the Acquired Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.  Each of the Sellers will not vote his Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. Each Seller will notify the Buyer immediately if any
Person makes any proposal, offer, inquiry, or contact with
respect to any of the foregoing.
      SECTION 5.6.	Efforts.  Subject to the terms and conditions
hereof, each party hereto shall use all reasonable efforts to consummate this Transaction as promptly as practicable.
      SECTION 5.7.	Press Releases and Public Announcements.  No
party shall issue any press release or make any public
announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer; provided,
however, that any party may make any public disclosure it
believes in good faith is required by applicable Law or any
listing or trading agreement concerning its publicly-traded
securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).
      SECTION 5.8.	Transition.  Each of the Sellers will not take
any action, and will cause the Acquired Company not to take any action, that is designed or intended to have the effect of
discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Acquired Company from maintaining the same business relationships with the Acquired
Company after the Closing as it maintained with the Acquired
Company prior to the Closing.
      SECTION 5.9.	Post-Closing Covenants.  Each of the Sellers
and the Buyer agree as follows with respect to the period
following the Closing:  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII). From and after the Closing the Buyer will be entitled to access all documents, books, records, agreements, and financial data of any sort
relating to the Acquired Companies.
ARTICLE VI
CONDITIONS TO OBLIGATION OF THE BUYER
      The obligation of the Buyer to consummate this Transaction is subject to satisfaction of the following conditions:
      SECTION 6.1.	Representations and Warranties True as of
Closing Date.  The representations and warranties set forth in
Article III shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
      SECTION 6.2.	Compliance with Covenants.  Each of the Sellers
shall have performed and complied with all of the covenants
hereunder in all material respects through the Closing.
      SECTION 6.3.	Consents.  The Acquired Company shall have
procured all of the third party consents required by this
Agreement.
      SECTION 6.4.	Actions or Proceedings.  No action, suit, or
proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of this Transaction, (B)
cause this Transaction to be rescinded following consummation,
(C) affect adversely the right of the Buyer to own all of the outstanding Acquired Company Capital Stock and to control the
Acquired Company.
      SECTION 6.5.	No Material Adverse Effect.  Since the date of
this Agreement, no event has occurred which could reasonably be expected to have a Material Adverse Effect on the Acquired
Company.
       SECTION 6.6.	Documents.  All actions to be taken by each
of the Sellers in connection with consummation of this
Transaction and all certificates, opinions, instruments, and other documents required to effect this Transaction will be
reasonably satisfactory in form and substance to the Buyer.
ARTICLE VII
CONDITIONS TO OBLIGATIONS OF EACH OF THE SELLERS
      The obligation of each of the Sellers to consummate this Transaction is subject to satisfaction of the following conditions:
      SECTION 7.1.	Representations and Warranties True as of
Closing.  The representations and warranties set forth in
Article VI shall have been accurate, true and correct on and as of the date of this Agreement, and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
      SECTION 7.2.	Compliance with Covenants.  The Buyer shall
have performed and complied with all of its covenants hereunder in all material respects through the Closing.
      SECTION 7.3.	Actions or Proceedings.  No action, suit, or
proceeding shall be pending before any court or quasi judicial or administrative agency of any federal, state, local, or
foreign jurisdiction wherein an unfavorable injunction,
judgment, order, decree, ruling, or charge would (A) prevent consummation of this Transaction or (B) cause this Transaction to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).
      SECTION 7.4.	Documents.  All actions to be taken by the
Buyer in connection with the consummation of this Transaction and all certificates, opinions, instruments, and other documents required to effect this Transaction will be reasonably satisfactory in form and substance to each of the Sellers.
ARTICLE VIII
SURVIVAL AND INDEMNIFICATION
      SECTION 8.1.	Survival of Representations and Warranties.
All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants
contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date,
notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that unless otherwise stated, the agreements and covenants set forth in this Agreement shall survive and continue until all
obligations set forth therein shall have been performed and
satisfied and continue for a period of two (2) years after the Closing. All representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such
indemnification claim until the final disposition thereof (the "Indemnification Period").
      SECTION 8.2.	Indemnification by each of the Sellers.  In the
event that, during the Indemnification Period there is (i) a breach (or an alleged breach) of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, any of the Sellers in this Agreement or any other document contemplated hereby, or in any document relating hereto, (ii) any Liabilities, Adverse
Consequences and relating to the Business and activities or the ownership, operation or lease by any of the Acquired Companies of facilities in respect of any periods prior to the Closing, or
(iii) any demands, assessments, judgments, costs and reasonable legal and other expenses or other Adverse Consequences arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing then, in each case, provided that the Buyer make a written claim for indemnification, each of the Sellers agrees to indemnify the
Buyer and its Affiliates, directors, officers. employees,
stockholders, the Buyer's Representatives and agents
(collectively, the "Buyer Indemnified Parties") from and against the entirety of any Adverse Consequences the Buyer Indemnified
Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer Indemnified Parties may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by any breach (or
alleged breach) of the foregoing.
      SECTION 8.3.	Indemnification by the Buyer.  Provided that
any majority of the Sellers makes a written claim for
indemnification against the Buyer within the survival period set forth in Section 8.1, the Buyer agrees to indemnify said Sellers against, and agrees to hold each of them harmless from, any and all Adverse Consequences said Sellers may suffer through and after the date of the claim for indemnification (including any
Adverse Consequences the Seller may suffer through and after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by (i) any
breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or Schedule to this
Agreement; (ii) any breach of or failure by the Buyer to perform any agreement, covenant or obligation of the Buyer set out in this Agreement, any agreement, or instrument contemplated
hereby, any document relating hereto or thereto or contained in any exhibit or Schedule to this Agreement; and (iii) any
obligations and Liabilities in respect of the Acquired Company from and after the Closing Date.
ARTICLE IX
MISCELLANEOUS
      SECTION 9.1.	Expenses. Each party will bear his or its own
costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and this Transaction.
      SECTION 9.2.	No Third-Party Beneficiaries.  This Agreement
shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.
      SECTION 9.3.	Entire Agreement.  This Agreement (including
the documents referred to herein) constitutes the entire
agreement among the parties and supersedes any prior
understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.
      SECTION 9.4.	Succession and Assignment.  This Agreement
shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted
assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer.
       SECTION 9.5	Counterparts.  This Agreement may be executed
in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
      SECTION 9.6.	Headings.  The section headings contained in
this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this
Agreement.
      SECTION 9.7.	Notices.  All notices, requests, demands,
claims, and other communications hereunder will be in writing.
Any notice, request, demand, claim, or other communication
hereunder shall be deemed duly given if (and then two (2)
business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient to the addresses set forth on the first page of this Agreement.
      SECTION 9.8.	Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of
Nevada or any other jurisdiction) that would cause the
application of the Laws of any jurisdiction other than the State of Nevada.
      SECTION 9.9.	Amendments and Waivers.  No amendment of any
provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not,
shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
      SECTION 9.10.	Severability.  Any term or provision of this
Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
      SECTION 9.11.	Construction.  The parties have participated
jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated
thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.
      SECTION 9.12.	Incorporation of Exhibits.  The Exhibits
identified in this Agreement are incorporated herein by reference and made a part hereof.


Ver: #4:12-30-08
[SIGNATURE PAGES TO STOCK PURCHASE AGREEMENT]
      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.
"Buyer"

CAL ALTA AUTO GLASS, INC.


By: ______________________________________
Name:  	Frank Aiello, President

[SIGNATURE PAGE FOR EACH SELLER CONTINUES ON THE FOLLOWING PAGE]


[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]







"Acquired Company"

ENERGY ONE RESOURCE SERVICES, INC.



By: ______________________________________
Name:  	Kirk Reed, CEO



SIGNATURE PAGE FOR EACH OF THE SELLERS

Each of the Sellers hereby affix their signature and in so doing enters into the Agreement and request that the Buyer's Common Stock shall be issued and registered in their name as set forth by their instructions following their signature and name below.

"Each of the Sellers"


No._____


By: ______________________________________	 No. of shares of
Seller's Common Stock
							Owned:


	____________________________________

Name:	___________________________________


Address of Seller:
	___________________________________________________________
_

________________________________________________________________
__________________


No._____


By: ______________________________________	 No. of shares of
Seller's Common Stock
							Owned:


	____________________________________

Name:	___________________________________


Address of Seller:
	___________________________________________________________
_

________________________________________________________________
__________________




EXHIBIT   A

TO SECURITIES PURCHASE AGREEMENT

Financial Statements of the Acquired Company

(As attached.)















EXHIBIT   B

TO SECURITIES PURCHASE AGREEMENT

Copy of the Acquired Company's Tax Return for the Immediately
Preceding Year

(As attached.)















































EXHIBIT   C

TO SECURITIES PURCHASE AGREEMENT

List of Real Property and Intellectual Property Owned by the
Acquired Company
(As attached.)


1.	Real Property Owned by the Acquired Company


















2.	Intellectual Property Owned by the Acquired Company


























EXHIBIT   D

TO SECURITIES PURCHASE AGREEMENT

List of Insurance Maintained by the Acquired Company

(As attached.)















































EXHIBIT E

TO SECURITIES PURCHASE AGREEMENT

 List of Outstanding or Threatened Litigation

(As attached.)















































EXHIBIT   F

TO SECURITIES PURCHASE AGREEMENT

List of Employees and Copy of Equity Compensation Plans

(As Attached.)






Cal Alta Auto Glass, Inc.
Energy One Resource Services, Inc.
SPA: v4:12-30-08